Exhibit 10.1

EXECUTION VERSION

JOINDER AGREEMENT

This Joinder Agreement, dated as of August 2, 2018 (this “Joinder”), by and among Boyd Gaming Corporation, a Nevada corporation (the “Borrower”), each Lender party hereto, and Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacity, “Administrative Agent”) for (and on behalf of) the Lenders under the Credit Agreement referred to below. Capital One, National Association and Credit Agricole Corporate and Investment Bank have acted as joint lead arrangers and joint bookrunners in connection with this Joinder, the Joinder Revolver Increase and the Increased Term A Commitments.

RECITALS:

WHEREAS, reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of August 14, 2013, as amended by the Amendment No.1 and Joinder Agreement, dated as of September 15, 2016 and by the Amendment No. 2 and Refinancing Amendment, dated as of March 29, 2017 (as amended, restated, replaced, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Joinder, the “Existing Credit Agreement” and, as modified by this Joinder and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”); capitalized terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined), among the Borrower, the Lenders party thereto from time to time and the Administrative Agent;

WHEREAS, the Borrower has requested (a) an increase in the Revolving Commitments by an amount equal to $170,500,000 pursuant to Section 2.15 of the Credit Agreement (the “Joinder Revolver Increase”; such incremental Revolving Commitments, the “Increased Revolving Commitments”; and the Lenders providing such Joinder Revolver Increase, the “Increased Revolving Lenders”) to an aggregate amount equal to $945,500,000, and (b) commitments from Lenders to make additional Term A Loans as Increased Term Loans in an amount equal to $49,500,000 (the “Increased Term A Commitments”; and the Lenders providing such Increased Term A Commitments, the “Increased Term A Lenders”; and the Increased Term A Lenders together with the Increased Revolving Lenders, the “Increased Lenders”) which shall constitute Increased Term Loan Commitments pursuant to Section 2.15 of the Credit Agreement and result in an aggregate outstanding amount of Term A Loans of $248,350,598.28.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO PROVIDE COMMITMENTS

SECTION 1. Commitments and Loans.

(a) Each Increased Revolving Lender acknowledges and agrees that upon the occurrence of the Joinder Effective Date (a) it shall be bound under this Joinder and (b) with respect to the Revolving Commitments it shall be bound under the Credit Agreement as a Lender holding a Revolving Commitment and Revolving Loans, and that such Increased Revolving Lender shall become (or, in the case it is already a Lender under the Credit Agreement, shall continue to be) a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall perform all the obligations of and shall have all rights of a Lender thereunder. Each Increased Revolving Lender hereby agrees to provide its respective Revolving Commitment as set forth on Schedule A on the terms set forth in this Joinder, and its Revolving Commitment shall be binding as of the Joinder Effective Date.

(b) Each Increased Term A Lender acknowledges and agrees that upon the occurrence of the Joinder Effective Date (a) it shall be bound under this Joinder and (b) with respect to the Increased Term A Commitments it shall be bound under the Credit Agreement as a Lender holding an Increased Term A Commitment and, upon the making of the Joinder Increased Term A Loans on the Joinder Effective Date, a Joinder Increased Term A Loan, and that such Increased Term A Lender shall become (or, in the case it is already a Lender under the Credit Agreement, shall continue to be) a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall perform all the obligations of and shall have all rights of a Lender thereunder. Each Increased Term A Lender hereby agrees to provide its respective Increased Term A Commitment as set forth on Schedule A on the terms set forth in this Joinder, and its Increased Term A Commitment shall be binding as of the Joinder Effective Date.

(c) Subject to the terms and conditions set forth herein and in the Credit Agreement, each Increased Term A Lender severally agrees to make a loan (a “Joinder Increased Term A Loan”) to the Borrower on the Joinder Effective Date in an aggregate amount not to exceed the amount of such Increased Term A Lender’s Increased Term A Commitment. The Borrowing of Joinder Increased Term A Loans shall consist of Joinder Increased Term A Loans made simultaneously by the Increased Term A Lenders in accordance with their respective Increased Term A Commitments. Amounts borrowed under this Section 2(c) and repaid or prepaid may not be reborrowed. The Joinder Increased Term A Loans shall be Increased Term Loans and Term A Loans made pursuant to the Term A Facility.

SECTION 2. Credit Agreement. By executing this Joinder, each Increased Lender (i) confirms that it has received a copy of the Credit Agreement and this Joinder and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Revolving Lender or Term A Lender, as applicable, and as a Lender.

SECTION 3. Amortization. Notwithstanding anything to the contrary in Section 2.07(a) of the Credit Agreement, the Borrower shall make repayments of the Joinder Increased Term A Loans on or before the last Business Day of each fiscal quarter of the Borrower commencing with the fiscal quarter of the Borrower ending March 31, 2019 in an amount such that the aggregate amount of each such repayment (including the portion thereof payable in connection with the existing Term A Loans) shall be equal to $3,512,617.33, as such amount may be adjusted from time to time in accordance with Section 2.05(h) of the Credit Agreement.

ARTICLE II

REPRESENTATION AND WARRANTIES

To induce the Increased Lenders to consent to the terms of this Joinder and the Increased Lenders to provide the Commitments hereunder, the Borrower represents and warrants to the Administrative Agent and the Increased Lenders that, as of the date hereof, each of the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents to which it is a party, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties are true and correct (after giving effect to such qualification) in all respects), as applicable, with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties are true and correct in all respects as of such earlier date)).

ARTICLE III

CONDITIONS TO JOINDER REVOLVER INCREASE AND EFFECTIVENESS OF TERM A COMMITMENTS

This Joinder, the Joinder Revolver Increase and the Increased Term A Commitments shall become effective on the date (the “Joinder Effective Date”) on which each of the following conditions is satisfied or waived:

SECTION 1. The Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party (as applicable) and each in form and substance reasonably satisfactory to the Administrative Agent:

(a) executed counterparts of this Joinder from the Borrower, the Administrative Agent and each Lender having a Revolving Commitment or an Increased Term A Commitment as set forth on Schedule A;

(b) a Note (or Notes) executed by the Borrower dated as of the Joinder Effective Date in favor of each Increased Revolving Lender and Increased Term A Lender requesting a Note (or Notes);

(c) with respect to each of the Pledged Properties described in clauses (a) through (s) of the definition of “Pledged Properties” (collectively, the “Existing Pledged Properties”), executed counterparts of an amendment to the Deed of Trust in respect thereof dated on or before the Joinder Effective Date (each, a “Mortgage Amendment”), each in form and substance reasonably satisfactory to the Administrative Agent and duly executed by the owner of such Existing Pledged Property and in recordable form, in each case together with:

(i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each Mortgage Amendment in each relevant jurisdiction as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable, effectively to record the Mortgage Amendments and the Deeds of Trust as valid, perfected Liens against the Existing Pledged Properties, which Liens are subject to no outstanding monetary Liens (other than Permitted Liens) recorded against the relevant Loan Party’s interest in the Existing Pledged Properties;

(ii) a modification endorsement to the applicable title policy issued in connection with the applicable Deed of Trust (each, an “Existing Title Policy” and collectively, the “Existing Title Policies”), in each case:

1. issued in favor of the Administrative Agent on behalf of the Secured Parties;

2. providing title insurance for each Existing Pledged Property in amount to be determined by the Administrative Agent in its reasonable discretion, but in no event in an amount, in the aggregate, less than the sum of the aggregate Revolving Commitments (including the Increased Revolving Commitments), the Increased Term A Commitments and the Outstanding Amount of Term A Loans, and Refinancing Term B Loans; and

3. in form and substance reasonably satisfactory to the Administrative Agent and issued by the Title Company with respect to such Deeds of Trust, and otherwise insuring (i) the continuing valid, perfected Lien of the applicable Deeds of Trust against each respective Existing Pledged Property, (ii) that since the date of the Existing Credit Agreement, there has been no change in the condition of title to such Existing Pledged Property that was prohibited by the Loan Documents and (iii) that there are no intervening Liens (including inchoate mechanics’ liens) on such Existing Pledged Property which may then or thereafter take priority over the Lien of the applicable Deeds of Trust (other than Permitted Liens); and

(iii) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Existing Pledged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto);

(d) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of certain Responsible Officers thereof authorized to act as a Responsible Officer in connection with this Joinder and the other Loan Documents to which such Loan Party is a party;

(e) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where such Person is organized and in each jurisdiction where its failure to be qualified to do business could reasonably be expected to result in a Material Adverse Effect;

(f) a favorable opinion of Morrison & Foerster LLP, McDonald Carano LLP, Jones Walker LLP, Greenberg Traurig, LLP, Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Ice Miller LLP, Hopkins & Huebner, PC, and Stinson Leonard Street LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, which shall cover such matters as the Administrative Agent may reasonably request;

(g) a certificate of a Responsible Officer of the Borrower stating that except for (i) such authorizations, approvals or notices obtained or delivered as of the Joinder Effective Date, (ii) authorizations, approvals or notices to or from Gaming Boards which may subsequently be required in connection with the addition of any Guarantor, the pledge of any additional Collateral pursuant to Section 6.13 of the Credit Agreement or the enforcement of remedies, and (iii) the requirement to provide routine post-closing notices and/or copies of Loan Documents to a Gaming Board, each Loan Party has obtained each approval, consent, exemption, authorization, and other action by, or notice to, or filing with, any Governmental Authority or any other Person necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of the Credit Agreement or any other Loan Document;

(h) a certificate of a Responsible Officer of the Borrower stating that (i) before and after giving effect to the Joinder Revolver Increase and the Joinder Increased Term A Loans, subject to Section 1.08 of the Credit Agreement, (A) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Joinder Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, except that any such representation or warranty qualified by materiality or as to Material Adverse Effect shall be true and correct in all respects and except that for purposes of such certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (B) no Event of Default exists; (ii) the First Lien Leverage Ratio would not exceed 4.25 to 1.00 after giving effect to the Increased Revolving Commitments and the making of the Increased Term A Loans on a Pro Forma Basis (without netting any cash proceeds from the incurrence of such Increased Revolving Commitment or Increased Term A Loans and calculated as though such Increased Revolving Commitments were fully drawn); and (iii) after giving effect to the Increased Revolving Commitments and the making of the Increased Term A Loans, the Borrower would be in compliance with Section 7.10 of the Credit Agreement on a Pro Forma Basis (without netting any cash proceeds from the incurrence of such Increased Revolving Commitment or Increased Term A Loans and calculated as though such Increased Revolving Commitments were fully drawn);

(i) an Affirmation and Consent, in substantially the form of Exhibit A, duly executed by each Loan Party;

(j) evidence that the Borrower shall have prepaid (or shall prepay on the Joinder Effective Date) any Revolving Loans outstanding on the Joinder Effective Date (and paid any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Pro Rata Shares arising from the nonratable increase in the Revolving Commitments contemplated hereby (which prepayment, for the avoidance of doubt, may be funded through the making of Revolving Loans by the Increased Revolving Lenders pursuant to the Increased Revolving Commitments); and

(k) all documentation and other information about the Loan Parties reasonably requested in writing by the Administrative Agent or any Increased Lender at least five (5) Business Days prior to the Joinder Effective Date in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

SECTION 2. Fees. All fees and expenses required to be paid on or before the Joinder Effective Date shall have been paid (including the fees and expenses of counsel (including any local counsel) for the Administrative Agent).

ARTICLE IV

MISCELLANEOUS

SECTION 1. Amendment, Modification and Waiver. This Joinder may not be amended, modified or waived except by an instrument or instruments in writing, signed and delivered on behalf of the Borrower and the Administrative Agent (acting at the direction of such Lenders as may be required under Section 10.01 of the Credit Agreement).

SECTION 2. Entire Agreement. THIS JOINDER AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 3. GOVERNING LAW. THIS JOINDER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS JOINDER AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 4. Severability. If any provision of this Joinder or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Joinder and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 5. Counterparts. This Joinder may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 6. Loan Document. This Joinder shall constitute a “Loan Document” as defined in the Credit Agreement.

SECTION 7. No Novation. This Joinder shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the priority of any Loan Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or the instruments, documents and agreements securing the same, which shall remain in full force and effect. Nothing in this Joinder shall be construed as a release or other discharge of any Loan Party from any of its obligations and liabilities under the Existing Credit Agreement or the other Loan Documents.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder as of the date first written above.

BOYD GAMING CORPORATION

By:	/s/ Josh Hirsberg
Name:	Josh Hirsberg
Title:	Executive Vice President, Treasurer and Chief Financial Officer

[Signature Page to Joinder Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as Increased Lender

By:	/s/ Ross S. Wales
Name: Ross S. Wales
Title: Sr. Vice President

By:
Name:
Title:

[Signature Page to 2018 Joinder Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Increased Lender

By:	/s/ Adam Jenner
Name: Adam Jenner
Title: Director

By:	/s/ David Bowers
Name: David Bowers
Title: Managing Director

[Signature Page to 2018 Joinder Agreement]

KEYBANK NATIONAL ASSOCIATION, as Increased Lender

By:	/s/ Matthew T. Bradley
Name: Matthew T. Bradley
Title: V.P.

[Signature Page to 2018 Joinder Agreement]

Consented to by:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Don B. Pinzon
Name:	Don B. Pinzon
Title:	Vice President

[Signature Page to 2018 Joinder Agreement]

SCHEDULE A

INCREASED REVOLVING COMMITMENTS

Revolving Lender	Increased Revolving Commitment
Capital One, National Association	$65,875,000.00
Credit Agricole Corporate and Investment Bank	$65,875,000.00
KeyBank National Association	$38,750,000.00

Total:	$170,500,000.00

INCREASED TERM A COMMITMENTS

Term A Lender	Increased Term A Commitment
Capital One, National Association	$19,125,000.00
Credit Agricole Corporate and Investment Bank	$19,125,000.00
KeyBank National Association	$11,250,000.00

Total:	$49,500,000.00